Exhibit 99.1 NEWS RELEASE Contact: Lauren Dresnick, New Venture Communications Phone Number: 650-343-2735 Email: ldresnick@newventurecom.com

GLOBALSCAPE® ANNOUNCES NEXT-GENERATION

MAIL EXPRESS SOLUTION

SAN ANTONIO, Texas-August 11, 2010-GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, announced today that the company will be releasing significant enhancements for its Mail Express™ solution. This managed file transfer (MFT) solution improves end user and IT admin productivity by simplifying the secure exchange of large email files.

Mail Express enables Microsoft Outlook email users to send and receive large files on demand - removing a widely recognized email infrastructure constraint. Users can simply and transparently send sensitive and large files, up to 25GB, without resorting to unapproved and potentially non-secure methods such as private email accounts, social media sites, CDs, and USB drives.

Mail Express provides increased benefits for the IT organization as well, offering greater visibility into email-based file movement across the enterprise, including robust tracking and auditing. It allows for centralized policy management so that IT can enforce policies on each user's email account. In addition, Mail Express reduces costs by offloading expensive email attachments to less expensive storage.

"Many organizations use email as their primary collaboration tool with internal and external partners," said Thomas Skybakmoen, senior research analyst with Gartner, Inc.  "However, companies often place restrictions on file sharing for security and performance reasons.  Leading managed file transfer vendors are responding by providing organizations with secure file exchange mechanisms directly within their email infrastructure, providing full governance of email attachments."

Other Mail Express customer and administrative benefits include:

  Enhanced Microsoft Outlook user experience and conveniences such as user-defined usage policy and resumable uploads
  Improved productivity by allowing email users to exchange large files on demand with no end-user training required
  Two-way file sharing and collaboration
  Improved administrator experience through enhanced workflow in the user interface and a simplified deployment process
  Regulatory compliance and governance for privacy and security of sensitive information

"This new generation of Mail Express will greatly simplify secure file sharing between employees, customers, and partners," said Jim Morris, president and CEO of GlobalSCAPE. "This product continues the GlobalSCAPE tradition of providing solutions that not only connect systems, but connect people."

Available within the next 30 days, the upgraded Mail Express solution will be priced on the basis of product configuration and number of end users. For more information about this product and others from the company, please visit www.globalscape.com.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a leading provider of secure information exchange solutions. Since the release of CuteFTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. Serving a customer base that spans more than 150 countries and includes the majority of Fortune 100 companies, GlobalSCAPE's primary focus is providing customers with intuitive and efficient managed file transfer (MFT) solutions while also ensuring end-to-end security. For more information, visit www.globalscape.com, Blog, or Twitter.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2009 calendar year, filed with the Securities and Exchange Commission on March 30, 2010.